SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BALDWIN TECHNOLOGY'A

                    GAMCO INVESTORS, INC.
                                 1/21/04            3,200             2.3500
                                 1/21/04           11,700             2.3500
                                 1/20/04           18,800             2.3446
                                 1/16/04            5,000             2.3500
                                 1/16/04            7,500             2.7500
                                 1/15/04            5,000             2.3500
                                 1/15/04            7,500             2.3500
                                 1/12/04           25,500             2.3562
                                 1/08/04            7,500             2.3000
                    GABELLI SECURITIES, INC.
GABELLI ASSOCIATES LTD
                                 1/14/04              100             2.3000
                    GABELLI ADVISERS, INC.
                                 1/21/04           40,000             2.3500
                    GABELLI FUNDS, LLC.
                        GABELLI ABC FUND
                                 1/16/04            5,700             2.3500
                                 1/15/04           19,300             2.3500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.